UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 05, 2026

Once Upon a Farm, PBC

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-43108	47-3648280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Gilman Street, Suite 100
Berkeley, California		94710
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 983-1606

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	OFRM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2026 (the “Effective Date”), the Compensation Committee (the “Committee”) of the Board of Directors of Once Upon a Farm, PBC, a Delaware public benefit corporation (the “Company”), approved a revised compensation package for Lawrence Waldman, the Company’s President and Chief Financial Officer.

Pursuant to the revised compensation package, (i) Mr. Waldman’s base salary will be increased to $450,000 per year, effective May 5, 2026; provided, that such compensation shall be annually reviewed by the Committee, (ii) Mr. Waldman’s annual cash bonus opportunity will be increased to 70% of his then-current base salary, and (iii) Mr. Waldman will receive an equity grant in the form of service-based restricted stock units with a grant date fair value of $1,000,000, which will vest in full on the second anniversary of the Effective Date, subject to Mr. Waldman’s continued employment through the vesting date or earlier vesting due to certain termination events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCE UPON A FARM, PBC

Date:	May 6, 2026	By:	/s/ Chris Folena
Chris Folena Chief Accounting Officer